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TO:      Patrick "Cody" Morgan
         2-Infinity.Com, Inc.
         4828 Loop Central Dr., Suite 150
         Houston, Texas 77081

         Office of Regulatory Affairs - Telecommunications Industry Analysis Office of Regulatory Affairs - Legal

RE: DOCKET NO. 22453 - APPLICATION OF PHONE CITY FOR AN AMENDMENT TO ITS SERVICE PROVIDER CERTIFICATE OF OPERATING AUTHORITY

                               NOTICE OF APPROVAL

         This Notice approves the application of Phone City (the Applicant) filed on May 10, 2000, (1) for an amendment to its service provider certificate of operating authority (SPCOA) to (1) reflect a change in ownership and control to 2- Infinity.com; (2) change the name on the certificate to 2-Infinity.com, Inc.; (3) revise the geographic scope to include the entire state of Texas; and (4) remove the resale-only restriction. The docket was processed in accordance with applicable statutes and Commission rules. The Commission provided notice of the application to interested parties. More than 30 days have passed since the completion of notice. No protests, motions to intervene, or requests for hearing were filed. The Applicant and the Commission's Office of Regulatory Affairs (ORA) are the only parties to the proceeding. ORA recommends approval of the application, as amended. The application, as amended, is hereby approved.

STATUTORY FINDINGS

         1.       The application complies with PURA Section 54.154(b).

         2. The Applicant is entitled to approval of this application, having demonstrated the financial and technical qualifications to provide the proposed services, and the ability to provide the necessary quality of service to its customers, as required by PURA Sections 54.154(b) and 54.155(b).

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         (1) The Applicant originally filed an application for an amendment to its SPCOA on April 24, 2000. Because the filing was substantially incomplete, a new filing was required. Therefore, May 10, 2000, is considered the date of filing although the record contains filings that are prior to May 10, 2000.

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         3.       The Applicant is not precluded from providing service under an
                  SPCOA by PURA Sections 54.201 or 54.152.

         4. The Applicant is currently authorized to provide resold-only telecommunications services for all incumbent local exchange carriers currently serving the Houston Local Access and Transport Area within the state of Texas (authorized service area).

         5. The Applicant requests to amend its SPCOA to (1) reflect a change in ownership and control to 2- Infinity.com; (2) change the name on the certificate to 2-Infinity.com, Inc.; (3) revise the geographic scope to include the entire state of Texas; and (4) remove the resale-only restriction (proposed services).

         6. The Applicant is a Texas C-corporation formed on August 7, 1998, with authority to transact business in the state of Texas as Afaneh, Inc., d/b/a Phone City. 2-Infinity.com is a Colorado corporation formed on June 14, 1995, with authority to transact business in the state of Texas.

         7. 2-Infinity.com, Inc. has no parent company or affiliated companies that are public utilities or that are providing telecommunications services.

         8. The Applicant is currently authorized to provide telecommunications services in Texas as a result of its SPCOA No. 60225.

         9. The Applicant nor any affiliate has ever had any permit, license, or certificate denied or revoked by any state.

         10. The Applicant currently provides local exchange services in Texas.

COMPLAINT HISTORY

          1. The Commission's Office of Customer Protection and the Office of the Texas Attorney General reported no complaints registered against the Applicant or its affiliates.

          2. The Texas Comptroller's Office did not respond to the Commission's compliance inquiry. The Applicant indicated through its responses to the Commission's Service Quality Questionnaire that it will meet the quality of service standards.

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ORDERING PARAGRAPHS

         1. The application of Phone City to amend its resold-only service provider certificate of operating authority (SPCOA) No. 60225 is approved. Phone City's SPCOA No. 60225 is amended to (1) reflect a change in ownership and control to 2-Infinity.com;
                  (2) change the name on its certificate to 2-Infinity.com; (3) revise the geographic scope to include the entire state of Texas; and (4) remove the resale-only restriction.

         2.       The Applicant shall be bound by requirements of P.U.C. SUBST.
                  R. 26.111. Service under this certificate shall be provided exclusively in the name under which the certificate was granted by the Commission.

         3. The Applicant shall comply with pertinent provisions of the federal Telecommunications Act of 1996, (2) including the procedural requirements of FTA Sections 251 (f)(1)(B), when seeking interconnection, services, or network elements from a rural telephone company.

         4. The Applicant shall provide a copy of its application and/or the Commission's Notice of Approval, in accordance with the individual entities requirements, to all affected 9-1-1 entities prior to providing service to those entities.

         5. The Applicant shall file any future changes in address, contact representative, and/or telephone numbers in Project Number 19421, NOTIFICATION OF CHANGES IN ADDRESS, CONTACT REPRESENTATIVE AND/OR TELEPHONE NUMBERS, PURSUANT TO P.U.C. SUBST. R. 26.107.

         6. The Applicant's provision of local telephone service to end-users, whether by its own facilities, flat- rate resale, or usage sensitive loop, must also include "9-1-1" emergency telephone service at a level required by the applicable regional plan followed by local telephone service providers under Chapters 771 and 772 of the TEXAS HEALTH AND SAFETY CODE, TEX. HEALTH & SAFETY CODE ANN. Section 771.001 ET. SEQ. (Vernon 1998 & Supp. 2000) (the Code) or other applicable law, and any applicable rules and regulations implementing those

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         (2)      Pub. L. No. 104-104, 110 Stat. 56 (codified as amended in
scattered sections of 15 and 47 U.S.C.)(FTA).

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                  chapters. The Applicant shall diligently work with the
                  Advisory Commission on State Emergency Communications, local "9-1-1" entities, and any other agencies or entities authorized by Chapters 771 and 772 of the Code to ensure that all "9-1-1" emergency services, whether provided through the certificate holder's own facilities, flat-rate resale, or usage sensitive loop, are provided in a manner consistent with the applicable regional plan followed by local telephone service providers under Chapters 71 or 772 of the Code or other applicable law and any applicable rules and regulations implementing those chapters. The Applicant shall diligently work with the "9-1-1" entities to pursue, in good faith, the mutually agreed goal that the local "9-1-1" entities and emergency service providers experience no increase in their current level of rates and, to the extent technically feasible, no degradation in services as a result of the certification granted herein and the involvement of the certificate holder in the provision of "9-1-1" emergency service.

         7. The Applicant has committed to and is bound by the quality of service requirements set forth in the Quality of Service Questionnaire. The underlying incumbent local exchange companies (ILECs) continue to be bound by the quality of service requirements contained in P.U.C. SUBST. R. 26.54. Approval of the SPCOA application does not expand the scope of the underlying ILEC's obligation to its own customers.

         8. All other motions, requests for entry of specific findings of fact and conclusions of law, and any other requests for general or specific relief, if not expressly granted herein, are hereby denied for want of merit.

                  SIGNED AT AUSTIN, TEXAS THE 31 DAY OF AUGUST, 2000.
                           PUBLIC UTILITY COMMISSION OF TEXAS


                              /s/ Marlene R. Dodson
                           ------------------------
                           MELENE R. DODSON
                           ADMINISTRATIVE LAW JUDGE
                           OFFICE OF POLICY DEVELOPMENT